Exhibit 10(l)

POWERGEN

SHORT TERM INCENTIVE PLAN

EFFECTIVE JANUARY 1, 2001

ARTICLE 1. ESTABLISHMENT AND PURPOSE

1.1.          ESTABLISHMENT OF THE PLAN.

Powergen plc (hereinafter referred to as the “Parent”), an English public limited company, hereby establishes an annual incentive compensation plan to be known as the “Short Term Incentive Plan” (hereinafter referred to as the “Plan”) as set forth in this document. The Plan permits the awarding of annual cash bonuses to Key Employees of LG&E Energy Corp. (hereinafter referred to as the “Company”) and its Subsidiaries, based on the achievement of preestablished performance goals.

With approval by the Board of Directors of the Parent, the Plan shall become effective as of January 1, 2001. The Plan shall remain in effect until terminated by the Board of Directors.

1.2.          PURPOSE.

The purpose of the Plan is to provide Key Employees of the Company and its Subsidiaries with a meaningful annual incentive opportunity geared toward the achievement of specific corporate, business unit, line of business, and/or individual goals.

ARTICLE 2. DEFINITIONS

2.1.          DEFINITIONS.

Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the defined meaning is intended, the term is capitalized:

(a)                                  “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(b)                                 “Board” or “Board of Directors” means the Board of Directors of the Parent.

(c)                                  “Cause” shall mean the occurrence of any one of the following:

(i)                                     The willful and continued failure by a Participant to substantially perform his/her duties (other than any such failure resulting from the Participant’s disability), after a written demand for substantial performance is delivered to the Participant that specifically identifies the manner in which the Company or any of its Subsidiaries, as the case may be, believes that the Participant has not substantially performed his/her duties, and the Participant has failed to remedy the situation within ten (10) business days of receiving such notice; or

(ii)                                  the Participant’s conviction for committing a felony in connection with the employment relationship; or

(iii)                               the willful engaging by the Participant in gross misconduct materially and demonstrably injurious to the Company or any of its Subsidiaries. However, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his/her action or omission was in the best interest of the Company or any of its Subsidiaries.

(d)                                 “Change in Control” shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

(i)                                     An acquisition (other than directly from Parent) of any securities of Parent entitled generally to vote on the election of directors (the “Voting Stock”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifteen percent (15%) or more of the combined voting power of Parent’s then outstanding Voting Stock; PROVIDED, HOWEVER, in determining whether a Change in Control has occurred, Voting Stock which is acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (a) Parent or (b) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly and indirectly by Parent (a “Parent Subsidiary”) or (2) Parent or any Parent Subsidiary.

(ii)                                  the individuals who, as of the effective date of the Plan, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by Parent’s stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Agreement, be considered as a member of the Incumbent Board; or

(iii)                               Approval by stockholders of Parent of:

(a)                                  A merger, consolidation or reorganization involving Parent; unless

(1)                                  the stockholders of Parent immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy-five percent (75%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion to each other as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization, and

(2)                                  the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation;

(b)                                 A complete liquidation or dissolution of Parent or the Company ; unless, in the case of the Company, Parent continues to own directly or indirectly all or substantially all of the Company’s assets;

(c)                                  An agreement for the sale or other disposition of all or substantially all of the assets of Parent or the Company to any Person (other than a transfer to a Parent Subsidiary);

(d)                                 A merger or other combination involving the Company as a result of which Parent ceases to beneficially own more than 50% of the outstanding Voting Stock of the successor to the Company, unless Parent or a Parent Subsidiary continues to own directly or indirectly all or substantially all of the Company’s assets; or

(e)                                  Any Person acquires Beneficial Ownership of a greater percentage of the Voting Stock of the Company than the percentage of such Voting Stock then held, directly or indirectly, by Parent or a Parent Subsidiary.  Notwithstanding the foregoing clauses (a)(b)(c), and (d), a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Stock as a result of the acquisition of Voting Stock by Parent which, by reducing the number of Voting Stock outstanding, increases the proportional number of shares beneficially owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Stock by Parent, and after such share acquisition by Parent, the Subject Person or entity becomes the Beneficial Owner of any additional Voting Stock which increases the percentage of the then outstanding Voting Stock Beneficially Owned by the Subject Person, then a Change in Control shall occur.

(e)                                  “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(f)                                    “Committee” means the Remuneration Committee of the Board of the Parent.

(g)                                 “Company” means LG&E Energy Corp., a Kentucky corporation, and any successor thereto.

(h)                                 “Company Performance Goals” shall have the meaning ascribed to it by Section 6.1 hereof.

(i)                                     “Company Performance Award” means an award established pursuant to Article 6 hereof. Such Company Performance Awards shall be expressed as a percentage of the Participant’s base salary.

(j)                                     “Earned Award” means the Earned Individual Award, if any, and the Earned Company Award, if any, for a Participant for the applicable Incentive Period.

(k)                                  “Earned Company Award” means the actual award earned under a Participant’s Company Performance Award during an Incentive Period as determined by the Committee at the end of the Incentive Period (pursuant to Section 6.3 hereof).

(l)                                     “Earned Individual Award” means the actual award earned under a Participant’s Individual Performance Award during an Incentive Period as determined by the Committee at the end of the Incentive Period (pursuant to Section 5.4 hereof).

(m)                               “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(n)                                 “Incentive Period” shall mean the period with respect to which a Participant is eligible to earn an Earned Award. Subject to the discretion of the Committee to select shorter or longer Incentive Periods, the Incentive Period shall be the Plan Year.

(o)                                 “Individual Performance Award” means an award established pursuant to Article 5 hereof. Such Individual Performance Award shall be expressed as a percentage of the Participant’s actual base salary.

(p)                                 “Key Employee” means the Chief Executive Officer of the Company and each employee of the Company or any of its Subsidiaries who, in the opinion of the Chief Executive Officer of the Company, is in a position to significantly contribute to the growth and profitability of the Company or any of its Subsidiaries (see Article 4 herein).

(q)                                 “Parent” means Powergen plc, an English public limited company, and any successor thereto.

(r)                                    “Participant” means a Key Employee who is nominated for participation by the Chief Executive Officer and then is selected by the Committee to participate in the Plan (see Article 4 herein).

(s)                                  “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Section 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d).

(t)                                    “Plan Year” means the Company’s fiscal year commencing January 1 and ending December 31.

(u)                                 “Subsidiary” shall mean any corporation of which more than 50% (by number of votes) of the Voting Stock at the time outstanding is owned, directly or indirectly, by the Parent.

(v)                                 “Target Performance Award” means the Individual Performance Award, if any, and the Company Performance Award, if any, for a Participant for the applicable Incentive Period.

(w)                               “Voting Securities” shall mean securities of any class or classes of stock of a corporation, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors.

2.2.          GENDER AND NUMBER.

Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

2.3.          SEVERABILITY.

In the event any provision of the Plan shall be held legally invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE 3. ADMINISTRATION

3.1.          THE COMMITTEE.

This Plan shall be administered by the Committee or such delegated as permitted by law and Article 3.3 delegated by the Committee to administer the Plan in accordance with rules that it may establish from time to time, that are not inconsistent with the provisions of this Plan.

3.2.          AUTHORITY OF THE COMMITTEE.

Subject to the provisions of the Plan, the Committee shall have full power to construe and interpret the Plan and to establish, amend or waive rules and regulations for its administration. The determination of the Committee as to any disputed question arising under this Plan, including questions of construction and interpretation shall be final, binding, and conclusive upon all persons and shall not be reviewable.

3.3.          DELEGATION OF CERTAIN RESPONSIBILITIES.

The Committee may, in its sole discretion, delegate to an officer or officers of the Company the administration of the Plan under this Article 3; provided, however, that no such delegation by the Committee shall be made with respect to the administration of the Plan as it affects officers of the Company or its Subsidiaries, and provided further that the Committee may not delegate its authority to correct errors, omissions or inconsistencies in the Plan. All authority delegated by the Committee under this Section 3.3 shall be exercised in accordance with the provisions of the Plan and any guidelines for the exercise of such authority that may from time to time be established by the Committee.

3.4.          PROCEDURES OF THE COMMITTEE.

All determinations of the Committee shall be made by not less than a majority of its members present at the meeting (in person or otherwise) at which a quorum is present. A majority of the entire Committee shall constitute a quorum for the transaction of business. Any action required or permitted to be taken at a meeting of the Committee may be taken without a meeting if a unanimous written consent, which sets forth the action, is signed by each member of the Committee and filed with the minutes for proceedings of the Committee.

3.5.          INDEMNIFICATION.

Service on the Committee shall constitute service as a director of the Company so that members of the Committee shall be entitled to indemnification, limitation of liability and reimbursement of expenses with respect to their services as members of the Committee to the same extent that they are entitled under the law for their services as directors of the Company.

ARTICLE 4. ELIGIBILITY AND PARTICIPATION

4.1.          ELIGIBILITY.

Eligibility for participation in the Plan shall be limited to those Key Employees who are nominated for participation by the Chief Executive Officer of the Company and then selected by the Committee to participate in the Plan.

4.2.          PARTICIPATION.

Participation in the Plan shall be determined annually based upon nomination by the Chief Executive Officer and selection by the Committee. Specific criteria for participation shall be determined by the Committee prior to the beginning of each Incentive Period. Key Employees selected for participation shall be notified in writing of their selection, and of their performance goals and related Target Performance Awards, as soon after approval as is practicable.

4.3.          PARTIAL INCENTIVE PERIOD PARTICIPATION.

Subject to Article 6 herein, the Committee may, upon recommendation of the Chief Executive Officer, allow an individual who becomes eligible after the beginning of an Incentive Period to participate in the Plan for that period. In such case, the Participant’s Earned Award normally shall be prorated based on the number of full months of participation during such Incentive Period. However, subject to Article 6 herein, the Chief Executive Officer, subject to Committee approval, may authorize an unreduced Earned Award.

4.4.          TERMINATION OF APPROVAL.

In its sole discretion, the Committee may withdraw its approval for participation in the Plan with respect to an Incentive Period for a Participant at any time during such Incentive Period; provided, however that, such withdrawal must occur before the end of such Incentive Period and provided further that, in the event a Change in Control occurs during an Incentive Period, the Committee may not thereafter withdraw its approval for a Participant during such Incentive Period. In the event of such withdrawal, the employee concerned shall cease to be a Participant as of the date designated by the Committee, and the employee shall not be entitled to any part of an Earned Award for the Incentive Period in which such withdrawal occurs. Such employee shall be notified of such withdrawal in writing as soon as practicable following such action.

ARTICLE 5. INDIVIDUAL PERFORMANCE AWARDS

5.1.          AWARD OPPORTUNITIES.

At the beginning of each Incentive Period, the Committee or its delegates shall establish Individual Performance Award levels for each Participant who is an officer of the Company and who is to be granted an Individual Performance Award. The established levels may vary in relation to the responsibility level of the Participant. In the event a Participant changes job levels during the Incentive Period, the Individual Performance Award may be adjusted at the discretion of the Committee or its delegates, as appropriate, to reflect the amount of time at each job level. Notwithstanding any provision in this Plan to the contrary, Individual Performance Awards shall not be dependent in any manner on, and shall be established independently of and in addition to, the establishment of any Company Performance Awards or the payout of any Earned Company Awards pursuant to Article 6 herein.

5.2.          INDIVIDUAL PERFORMANCE GOALS.

At the beginning of each Incentive Period, the Committee or its delegates shall establish individual performance goals for each Participant who is granted an Individual Performance Award. The level of achievement of the individual performance goals by a Participant at the end of the Incentive Period, as determined pursuant to Section 5.4 below, will determine such Participant’s Earned Individual Award, which may range from 0% to 175% of such Participant’s Individual Performance Award.

5.3.          ADJUSTMENT OF INDIVIDUAL PERFORMANCE GOALS.

The Committee or its delegates shall have the right to adjust the individual performance goals (either up or down) during the Incentive Period if they determine that external changes or other unanticipated conditions have materially affected the fairness of the goals and unduly influenced a Participant’s ability to meet them.

5.4.          EARNED INDIVIDUAL AWARD DETERMINATION.

At the end of each Incentive Period, the Chief Executive Officer shall review the performance of each Participant who received an Individual Performance Award. Based on the Chief Executive Officer’s determination as to a Participant’s level of achievement of his or her individual performance goals, the Chief Executive Officer shall make a recommendation to the Committee as to the Earned Individual Award to be received by such Participant. Notwithstanding the foregoing, however, all reviews and determinations with respect to the performance of the Chief Executive Officer , and the payment of any Earned Individual Award to the Chief Executive Officer shall be made by the Chairman of the Parent. The payment of all Earned Individual Awards is subject to approval by the Committee. The payment of an Earned Individual Award to a Participant shall not be contingent in any manner upon the attainment of, or failure to attain the Company Performance Goals for the Company Performance Awards granted to such Participant under Article 6.

5.5.          MAXIMUM PAYABLE/AGGREGATE AWARD CAP.

The maximum amount payable to a Participant pursuant to this Article 5 for performance by the Participant during any fiscal year of the Company shall be determined by the Committee or its delegates. The Committee also may establish guidelines governing the maximum Earned Individual Awards that may be earned by all Participants in the aggregate, in each Incentive Period. These guidelines may be expressed as a percentage of a financial measure, or such other measure as the Committee shall from time to time determine.

ARTICLE 6.  COMPANY PERFORMANCE AWARDS

In addition to any Individual Performance Awards granted under Article 5, Company Performance Awards based solely on Company performance may be established under this Article 6 for Participants.

6.1.          AWARD OPPORTUNITIES.

On or before the 90th day of each Incentive Period and in any event before 25% or more of the Incentive Period has elapsed, the Committee or its delegates upon recommendation by the Chief Executive Officer shall establish in writing for each Participant for whom a Company Performance Award is to be granted under this Article 6, the Company Performance Award and specific objective performance goals for the Incentive Period, which goals shall meet the requirements of Section 6.2 herein (such goals are hereinafter referred to as “Company Performance Goals”). The extent, if any, to which an Earned Company Award will be payable to a Participant will be based solely upon the degree of achievement of such pre-established Company Performance Goals over the specified Incentive Period; provided, however, that the Committee or its delegates may, in its sole discretion, reduce the amount which would otherwise be payable with respect to an Incentive Period. Payment of an Earned Company Award to a Participant shall consist of a cash award from the Company to be based upon a percentage (which may exceed 100%) of the Participant’s Company Performance Award.

6.2           COMPANY PERFORMANCE GOALS.

The Company Performance Goals established by the Committee or its delegates pursuant to Section 6.1 will be based on one or more of the following: total shareholder return, return on equity, return on capital, earnings per share, market share, stock price, sales, costs, net income, cash flow, retained earnings, profit before tax, results of customer satisfaction surveys, aggregate product price and other product price measures, safety record, service reliability, demand-side management (including conservation and load management), operating and maintenance cost management, energy production availability performance measures, or any other measures determined by the Committee or its delegates. At the time of establishing a Company Performance Goal, the Committee shall specify the manner in which the Company Performance Goal shall be calculated. In so doing, the Committee may exclude the impact of certain specified events from the calculation of the Company Performance Goal. For example, if the Company Performance Goal were earnings per share, the Committee could, at the time this Company Performance Goal was established, specify that earnings per share are to be calculated without regard to any subsequent change in accounting standards required by the Financial Accounting Standards Board. Company Performance Goals also may be based on the attainment of specified levels of performance of the Company and/or any of its Subsidiaries under one or more of the measures described above relative to the performance of other corporations. As part of the establishment of Company Performance Goals for an Incentive Period, the Committee shall also establish a minimum level of achievement of the Company Performance Goals that must be met for a Participant to receive any portion of his Company Performance Award.

6.3           PAYMENT OF AN EARNED COMPANY AWARD.

At the time the Company Performance Award for a Participant is established, the Committee shall prescribe a formula to determine the percentage (which may exceed 100%) of the Company Performance Award which may be payable to the Participant based upon the degree of attainment of the Company Performance Goals during the Incentive Period. If the minimum level of achievement of Company Performance Goals established by the Committee for a

Participant for an Incentive Period is not met, no payment of an Earned Company Award will be made to the Participant for that Incentive Period. To the extent that the minimum level of achievement of Company Performance Goals is satisfied or surpassed for a Participant for an Incentive Period, and upon written certification by the Committee that the Company Performance Goals have been satisfied to a particular extent and that any other material terms and conditions of the Company Performance Awards have been satisfied, payment of an Earned Company Award shall be made to the Participant for that Incentive Period in accordance with the prescribed formula unless the Committee determines, in its sole discretion, to reduce the payment to be made.

6.4           MAXIMUM PAYABLE.

The maximum amount payable to a Participant pursuant to this Article 6 for performance by the Participant during any fiscal year of the Company shall be determined by the Committee or its delegates.

6.5           COMMITTEE DISCRETION.

Notwithstanding Article 5 herein, the Committee shall not have discretion to modify the terms of Company Performance Awards, except as specifically set forth in this Article 6.

ARTICLE 7. FORM AND TIMING OF PAYMENT OF AWARDS

Subject to Article 6 herein, as soon as practicable following the applicable Incentive Period, Earned Award payments, if any, for such Incentive Period shall be paid in cash. Subject to Article 6 herein, deferral of payments may be provided for under rules to be determined by the Committee.

ARTICLE 8. TERMINATION OF EMPLOYMENT

8.1.          TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY, OR RETIREMENT.

In the event a Participant’s employment is terminated by reason of death, total and permanent disability (as determined by the Committee), or retirement (as determined by the Committee), the Earned Award, determined in accordance with Section 5.4 and Section 6.3 herein, shall be reduced to reflect participation prior to termination. This reduction shall be determined by multiplying said Earned Award by a fraction; the numerator of which is the months of participation through the date of termination rounded up to whole months and the denominator of which is the number of whole months in the applicable Incentive Period. The Earned Award thus determined shall be paid as soon as practicable following the release of the Company’s audited financial statements pertaining to the Plan Year ending coincident with or immediately after the applicable Incentive Period.

8.2.   TERMINATION OF EMPLOYMENT FOR OTHER REASONS.

In the event a Participant’s employment is terminated for any reason other than death, total and permanent disability, or retirement (of which the Committee shall be the sole judge), all of the Participant’s rights to an Earned Award for the Incentive Period then in progress shall be forfeited. However, except in the event of a termination of employment for Cause, the Committee, in its sole discretion, may pay a prorated award for the portion of that Incentive Period that the Participant was employed by the Company or any of its Subsidiaries, computed as determined by the Committee.

ARTICLE 9. RIGHTS OF PARTICIPANTS

9.1.          EMPLOYMENT.

Nothing in this Plan shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any of its Subsidiaries.

9.2.          PARTICIPATION.

No Participant or other employee shall at any time have a right to be selected for participation in the Plan for any Incentive Period, despite having been selected for participation in a previous Incentive Period. Except as otherwise provided in Article 8 or Article 11 herein and subject to Section 4.4 herein, a Participant shall not have any right to an Earned Award for an Incentive Period, unless the Participant is an employee of the Company at the end of such Incentive Period.

9.3.          NONTRANSFERABILITY.

No right or interest of any Participant in this Plan shall be assignable or transferable, or subject to any lien, directly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge, and bankruptcy.

9.4.          NO IMPLIED RIGHTS; RIGHTS ON TERMINATION OF SERVICE.

Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant, beneficiary, or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Committee in accordance with the terms and provisions of the Plan. Except as expressly provided in this Plan, neither the Company nor any of its Subsidiaries shall be required or be liable to make any payment under the Plan.

9.5.          NO RIGHT TO COMPANY ASSETS.

Neither the Participant nor any other person shall acquire, by reason of the Plan, any right in or title to any assets, funds or property of the Parent, Company or any of its Subsidiaries whatsoever including, without limiting the generality of the foregoing, any specific funds, assets, or other property which the Parent, Company or any of its Subsidiaries, in its sole discretion, may set aside in anticipation of a liability hereunder. Any benefits which become payable hereunder shall be paid from the general assets of the Parent, Company or the applicable Subsidiary. The Participant shall have only a contractual right to the amounts, if any, payable hereunder unsecured by any asset of the Parent, Company or any of its Subsidiaries. Nothing contained in the Plan constitutes a guarantee by the Parent, Company or any of its Subsidiaries that the assets of the Company or the applicable Subsidiary shall be sufficient to pay any benefit to any person.

ARTICLE 10. BENEFICIARY DESIGNATION

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively and who may include a trustee under a will or living trust) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, or if all designated beneficiaries predecease the Participant, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

ARTICLE 11. CHANGE IN CONTROL

Notwithstanding any other provisions of the Plan, in the event a Participant’s employment with the Company or any of its Subsidiaries is terminated by the Company for any reason other than for Cause, within twenty-four (24) months after a Change in Control of the Company or any of its Subsidiaries, all awards previously deferred (with earnings) shall be paid to the Participant within ten (10) business days of the termination; along with the Target Performance Award established for the Participant for the Incentive Period in progress at the time of the employment termination, prorated for the number of days in the Incentive Period in which the Participant was employed by the Company or any of its Subsidiaries, up to and including the date of termination.

In the event a Participant’s employment with the Company or any of its Subsidiaries is terminated for Cause, no Earned Award will be paid for the Incentive Period in progress at the time of the employment termination.

ARTICLE 12. AMENDMENTS

The Committee, in its absolute discretion, without notice, at any time and from time to time, may modify or amend in whole or in part, any or all of the provisions of this Plan, or suspend or terminate it entirely; provided, that no such modification, amendment, suspension, or termination after an Incentive Period, may without the consent of a Participant (or his beneficiary in the case of the death of the Participant) reduce the right of a Participant (or his beneficiary, as the case may be) to a payment or distribution hereunder to which he is entitled for that Incentive Period.

ARTICLE 13. REQUIREMENTS OF LAW

13.1.        GOVERNING LAW.

The Plan, and all agreements hereunder shall be construed in accordance with and governed by the laws of England.

13.2.        WITHHOLDING TAXES.

The Company shall have the right to deduct from all payments under this Plan any taxes required by the law to be withheld with respect to such payments.